UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2025

PROG HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-39628	85-2484385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 W. Data Drive	Draper,	Utah	84020-2315
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (385) 351-1369
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.50 Par Value	PRG	New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 1, 2025, PROG Beach, LLC (the "Purchaser"), a wholly-owned subsidiary of PROG Holdings, Inc. (the "Company"), entered into a Unit Purchase Agreement (the "Purchase Agreement") with Purchasing Power Parent, LLC (the "Seller"), P-Squared, LLC, a wholly-owned subsidiary of the Seller (the "Acquired Entity"), and, solely to guarantee the Purchaser’s obligations under the Purchase Agreement, the Company.
Pursuant to the Purchase Agreement, the Purchaser has agreed to acquire all of the issued and outstanding equity interests of the Acquired Entity for cash consideration of $420 million. In addition, the Acquired Entity has approximately $330 million of non-recourse funding debt under its securitization and warehouse facilities that will remain in place following the closing of the transaction. The transaction is intended to result in the Company acquiring the Seller’s voluntary employee benefit program, which allows an employers’ workers to buy brand-name products and services through automatic payroll deductions without credit checks.
The Purchase Agreement contains customary representations, warranties, covenants, and obligations of the parties. In connection with the transaction, the Purchaser intends to obtain a representation and warranty insurance policy that provides coverage for certain breaches of the representations and warranties made by the Seller in the Purchase Agreement, subject to customary exclusions, deductibles, and other terms and conditions.
The Purchase Agreement provides that the closing of the transaction is subject to customary closing conditions, including, among other things, (i) the accuracy of each party’s representations and warranties (subject to customary materiality standards), (ii) each party’s compliance in all material respects with its pre-closing covenants, (iii) the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any law or governmental order preventing, making illegal, or prohibiting the consummation of, the transaction, (v) the absence of a material adverse effect that has occurred since the signing date and (vi) the delivery of customary closing deliverables.
The Company will fund the transaction with a combination of cash on hand and debt financing.
The Purchase Agreement contains customary termination provisions, including the right of either the Purchaser or the Seller to terminate if the closing of the transaction has not occurred within 120 days of the signing date.
The transaction is expected to close in early 2026.
The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
ITEM 7.01.    REGULATION FD DISCLOSURE
On December 1, 2025, the Company issued a press release announcing the transaction, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference.
In addition, on December 2, 2025, the Company will hold a conference call and make a simultaneous presentation to investors to discuss the transaction, a copy of which is furnished as Exhibit 99.2 and is incorporated herein by reference.
The information contained in this Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 and Exhibit 99.2 referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits:

Exhibit No.	Description

99.1	Press Release, dated December 1, 2025
99.2	Investor Presentation, dated December 2, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROG Holdings, Inc.
		By:	/s/ Todd King
Date:	December 2, 2025		Todd King Chief Legal and Compliance Officer